Exhibit 10.3

                               CAPITAL TRUST, INC.

                        1998 EMPLOYEE STOCK PURCHASE PLAN



                  The purpose of this Plan is to provide eligible employees of Capital Trust, Inc., a Maryland corporation, and any corporate successor to all or substantially all of the assets or voting stock of Capital Trust, Inc. which shall by appropriate action adopt the Plan (the "Company") and certain of its subsidiaries with opportunities to purchase class A common stock, par value $.01 per share, of the Company (the "Common Stock").

                  1. Definitions. For purposes of administration of the Plan, the following terms shall have the meanings indicated:

                  "Authorization Form" shall be defined in Section 6 hereof.

                  "Board" shall mean the Board of Directors of the Company.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  "Committee" shall mean the committee of the Board, if any, appointed to administer the Plan.

                  "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

                  "Continuity of Control" shall be defined in Section 19 hereof.

                  "Designated Subsidiary" shall be defined in Section 4 hereof.

                  "Exercise Date" shall be defined in Section 11 hereof.

                  "Investment Account" shall mean the separate account for each participating employee reflecting the number of shares of Common Stock purchased under the Plan that have not been withdrawn by the employee.

                  "Offering Commencement Date" shall be defined in Section 5 hereof.

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                  "Offerings" shall be defined in Section 5 hereof.

                  "Option" shall be defined in Section 11 hereof.

                  "Plan" shall mean the Capital Trust 1998 Employee Stock Purchase Plan.

                  "Plan Period" shall be defined in Section 5 hereof.

                  2. Share Authorization. The maximum number of shares of Common Stock that may be issued under the Plan is (a) 1,000,000 minus (b) the number of shares of Common Stock subject to or issued under the Company's 1998 Non-Employee Stock Purchase Plan.

                  3. Administration. The Plan will be administered by the Board or by the Committee. The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

                  4. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Code and regulations promulgated thereunder. All employees of the Company, including directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options to purchase Common Stock under the Plan provided that:

                           (a) they are  regularly  employed by the Company or a
                  Designated Subsidiary for more than twenty (20) hours a week and for more than five (5) months in a calendar year, and they have been employed, as of the applicable Offering Commencement Date (as defined below), for at least three (3) months; and

                           (b) they are employees of the Company or a Designated
                  Subsidiary on the first day of the applicable Plan Period (as defined below).

                  No employee may be granted an Option hereunder if such employee, immediately after the option is granted, owns five (5%) percent or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of
Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

                  5. Offerings. Common Stock shall be offered for purchase under the Plan through a series of successive offerings ("Offerings") until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant

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to  purchase  rights  granted  under the Plan or (ii) the Plan  shall  have been sooner terminated in accordance with Section 22 hereof. The initial Offering will begin upon the later of (i) January 1, 1999 or (ii) the effective date of the Registration Statement on Form S-8 covering the shares of Common Stock issuable under the Plan, and will end on June 30, 1999. The second Offering will begin on July 1, 1999 and end on December 31, 1999. Subsequent Offerings will begin on the successive January 1 or July 1 (each, an "Offering Commencement Date"). Each Offering Commencement Date will begin a six (6) month period (a "Plan Period") during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

                  6. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form ("Authorization Form") to the employee's appropriate payroll office at least thirty (30) days prior to the applicable Offering Commencement Date. The Authorization Form will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, the employee's deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect.

                  7. Deductions. The Company will maintain payroll deduction accounts for participating employees. Payroll deductions may be at a set dollar amount not less than $10.00 or a rate of any whole percentage of Compensation, subject to the limitations in Section 11 hereof, with any change in Compensation during the Plan Period to result in an automatic corresponding change in the dollar amount withheld.

                  No employee may be granted an Option (as defined in Section 11 hereof) which permits the employee's rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

                  8. Deduction Changes. An employee may decrease or discontinue payroll deductions once during any Plan Period, by filing a new Authorization Form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw the employee's funds pursuant to
Section 10 hereof, funds deducted prior to the election to discontinue will be applied to the purchase of Common Stock on the Exercise Date.

                  9. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.


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                  10.  Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

                  11. Purchase of Stock. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of shares of whole Common Stock obtained by dividing the amount collected from the participant through payroll deductions during the Plan Period for which such Option is outstanding, together with any amount carried over from the preceding Plan Period pursuant to this Section 11, by the Option Price in effect for the Plan Period. However, the maximum number of shares of Common Stock purchasable by any participant during any one Plan Period shall not exceed $12,500 divided by the fair market value of a share of Common Stock on the first business day of the applicable Plan Period.

                  The purchase price for each share of Common Stock purchased shall be 85% of the average of the closing prices of the Common Stock on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period (the "Option Price"). Such closing prices shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal.

                  Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised the employee's Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that the employee's accumulated payroll deductions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). The Company, or its designated agent, shall hold in its name or in the name of its nominee all certificates for the Common Stock purchased until the Common Stock is withdrawn under Section 13 hereof.

                  Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.


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                  12.  Employee's  Rights  as a  Stockholder.  No  participating employee shall have any right as a stockholder with respect to any shares of Common Stock under the Plan until the Common Stock has been purchased in accordance with Section 11 hereof.

                  All cash dividends paid with respect to the Common Stock in a employee's Investment Account shall, unless otherwise directed by the Board or Committee, be used to purchase additional shares of Common Stock on the next date such stock is purchased pursuant to Section 11 hereof, subject to the limitations in Section 11 hereof. Such shares of Common Stock shall be added to the employee's Investment Account.

                  Each employee shall be entitled to direct the Company, or its designated agent, as to the voting of any Common Stock held in the employee's Investment Account.

                  13. Withdrawal from Investment Account. An employee shall have the right to request, not more than once per calendar quarter, that a certificate be issued for all or a portion of the Common Stock credited to his Investment Account by giving notice to the Company; provided that if any of the Common Stock with respect to which a certificate has been requested has been credited to the employee's Investment Account for less than one (1) year, the employee shall not be permitted to participate in the Offering that commences immediately after such certificate is issued.

                  Each certificate withdrawn by a employee may be registered only in the name of the employee, or if the employee so directs, in the names of the employee and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee to the extent and in the manner permitted by applicable law.

                  14. Rights Not Transferable. No employee shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her payroll deduction account, Common Stock credited to his or her Investment Account, or any rights with regard to the exercise of an Option or to receive stock under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the employee. If any such action is taken by the employee, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Section 10 or Section 13 hereof, whichever is applicable.

                  15. Rights on Retirement, Death or Termination of Employment. In the event an employee's employment shall be terminated prior to the last business day of a Plan Period by reason of resignation, layoff or discharge, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's payroll deduction account and the shares of Common Stock in the employee's Investment Account shall be paid in cash or issued to the employee, as the case may be. In the event an employee's employment shall be terminated (a) within ninety (90) days of the last day of the current Offering by reason of retirement or disability, or (b)

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at any time during the current Offering by reason of death, the employee (or the employee's a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or, in the absence of such a designated beneficiary, the executor or administrator of the employee's estate or, if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate) shall have the right prior to the end of the current Offering to elect to have the balance of his or her payroll deduction account either paid to the employee in cash or applied at the end of the current Offering toward the purchase of Common Stock and the Company shall otherwise issue to the employee the Stock in his Investment Account. If an employee's employment shall be terminated more than ninety (90) days from the last day of the current Offering by reason of retirement or disability, the balance of the employee's payroll deduction account and the shares in the employee's Investment Account shall be paid in cash or issued to the employee, as the case may be. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a
Designated  Subsidiary,   the  employee  shall  be  deemed  to  have  terminated
employment for the purposes of this Plan.

                  16. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such stock has been purchased by the employee.

                  17. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

                  18. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares of Stock approved for this Plan, and the share limitation set forth in Section 11 hereof, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

                  19. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share of Common Stock as to which such Option shall be exercised the securities or property which a holder of Common Stock was entitled to receive at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Section 18 hereof shall thereafter be applicable, as nearly as reasonably may be, in

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relation  to the said  securities  or  property  as to which such holder of such
Option might thereafter be entitled to receive thereunder.

                  In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of Common Stock shares of such stock or other securities as the holders of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be canceled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be canceled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

                  20. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.

                  21. Insufficient Stock. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares of Common Stock purchased under previous Offerings under this Plan exceeds the maximum number of shares of Common Stock issuable under this Plan, the Board or the Committee will allot the Common Stock then available on a pro rata basis.

                  22. Termination of the Plan. This Plan may be terminated at any time by the Board or the Committee. The Plan will terminate in any case on the date on which all or substantially all of the unissued Common Stock reserved for issuance under the Plan have been purchased. Upon termination of this Plan all amounts in the payroll deduction accounts of participating employees shall be promptly refunded.

                  23. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such Common Stock.

                  The Plan shall be governed by New York law except to the extent that such law is preempted by federal law.

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                  The Plan is intended to  constitute  a "Stock  Purchase  Plan"
within the meaning of Rule 16b-3(b)(5) promulgated under the Securities Exchange Act of 1934.

                  24. Issuance of Stock. Stock may be issued upon exercise of an Option from authorized but unissued Common Stock, from stock held in the treasury of the Company, or from any other proper source.

                  25. Notification upon Sale of Stock. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of Common Stock purchased under the Plan where such disposition occurs within two
(2) years after the date of grant of the Option pursuant to which such Common Stock were purchased.

                  26. Effective Date and Approval of Stockholders. The Plan was adopted by the Board of Trustees of Capital Trust, a California business trust (the "Predecessor"), the predecessor of the Company to become effective as of April 24, 1998, subject to approval of the Predecessor's shareholders on or before April 23, 1999. The shareholders of the Predecessor approved the Plan on January 28, 1999 and the Plan thereupon became effective. Upon consummation of the reorganization of the Predecessor into the Company on January 28, 1999 after such shareholder approval was obtained, the Company succeeded to and assumed the Plan. On January 28, 1999, the Plan was amended, effective on that date to change all references to "Capital Trust" to "Capital Trust, Inc." and make additional technical revisions that reflect the different capital and governance structure of the Company.


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